Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Stock Incentive Plan of Vertiv Holdings Co of our report dated March 11, 2020, with respect to the consolidated financial statements of Vertiv Holdings, LLC included in its Current Report (Form 8-K/A) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grandview Heights, Ohio

April 7, 2020